UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016
____________________

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

____________________

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Avenue, San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On March 2, 2016, Mitek Systems, Inc. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”).  As of January 15, 2016, the record date for the Annual Meeting, there were 31,860,950 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, a total of 25,408,692 shares of the Company’s common stock were represented in person or by proxy.  Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.  These proposals, each of which was approved by our stockholders at the Annual Meeting, are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on January 27, 2016 (the “Proxy Statement”).

1.

A proposal to elect the following seven directors to serve until the Company’s 2017 annual meeting of stockholders and until their respective successors have been elected and qualified: John M. Thornton, James B. DeBello, William K. “Bill” Aulet, Vinton P. Cunningham, James C. Hale, Bruce E. Hansen and Alex W. “Pete” Hart.

	For	Withheld	Broker Non-Votes
John M. Thornton	8,201,432	632,718	16,574,542
James B. DeBello	8,522,816	311,334	16,574,542
William K. “Bill” Aulet	8,156,576	677,574	16,574,542
Vinton P. Cunningham	8,619,539	214,611	16,574,542
James C. Hale	8,629,839	204,311	16,574,542
Bruce E. Hansen	8,600,839	233,311	16,574,542
Alex W. “Pete” Hart	8,564,768	269,382	16,574,542

2.	A proposal to amend the Company’s. 2012 Stock Incentive Plan to increase the number of shares of our common stock available for future grant under the plan from 4,000,000 to 6,000,000.

For	Against	Abstained	Broker Non-Votes
6,658,754	2,079,445	95,951	16,574,542

3.	A proposal to ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

SIGNATURES

For	Against	Abstained	Broker Non-Votes
24,431,436	590,051	387,205	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

By:  /s/ Russell C. Clark

     Russell C. Clark
     Chief Financial Officer

Date:  March 8, 2016